Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2004, except for Note 10 as to which the date is September 28, 2004, relating to the consolidated financial statements and financial statement schedule for the year ended April 30, 2004, which appears in the Frequency Electronics, Inc. and Subsidiaries' Annual Report on Form 10K for the year ended April 30, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Melville, New York
February 27, 2007